Exhibit 1

                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of NextWave Wireless Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 6th day of April, 2007.


Dated: April 6, 2007



                                      DOUGLAS F. MANCHESTER

                                      By: /s/ Douglas F. Manchester
                                          ------------------------------------


                                      MANCHESTER FINANCIAL GROUP, L.P.
                                         By: Manchester Financial Group, Inc.,
                                             its General Partner

                                             By: /s/ Douglas F. Manchester
                                                 -----------------------------
                                                 Name: Douglas F. Manchester
                                                 Title: Chairman